Exhibit 10(m)

AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT


This agreement made this 8th day of June, 1992, by and between The Boston Bancorp, (the "Corporation"), the parent Corporation of South Boston Savings Bank (the "Bank"); and Joseph R. Catalano (the "Employee");

WITNESSETH:

WHEREAS, the Employee is a valuable and experienced employee of the Corporation and/or the Bank; and

WHEREAS, the parties have established a split-dollar life insurance plan in order to provide insurance protection and related benefits for the benefit of the Employee by an agreement dated December 11, 1991 (the "Prior Agreement");

NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Employee and of the mutual covenants considered herein, the parties hereby agree that the Prior Agreement is amended and restated in its entirety to read as follows:

1. PURCHASE OF POLICY. Southland Life Insurance Company, Atlanta, GA, (the "Insurer") has issued a life insurance policy on the life of the Employee in the face amount of $564,857, which is described in more detail in Exhibit "A" hereto (the "Policy").

2. OWNERSHIP OF THE POLICY. The Employee shall be the owner of the Policy and may exercise all rights of ownership with respect to the Policy except as otherwise hereinafter provided; notwithstanding the foregoing, the Employee shall be permitted to borrow from the Policy only to the extent that the cash value of the Policy exceeds the amount payable to the Corporation under subparagraph (b) of paragraph 5 thereof.

3. PAYMENT OF PREMIUMS ON POLICY. The Corporation agrees to remit to the Insurer the entire annual premium due on the Policy in a timely manner at the beginning of each policy year, for as long as such premiums are due, or until termination of the Agreement.

4. COLLATERAL ASSIGNMENT FOR BENEFIT OF CORPORATION. The Employee shall execute and cause to be filed with the Insurer a collateral assignment of the Policy to the Corporation as security for the payment of premiums paid by the Corporation. Such collateral assignment shall be in the form attached hereto and made a part of this Agreement and referred to as Exhibit "B".

5. DISPOSITION OF POLICY PROCEEDS. Notwithstanding any beneficiary designation made on the Policy, the Corporation shall be entitled to the following amounts from the Policy:

(a) Death of Employee--At the Employee's death the Corporation shall be entitled to an amount equal to the total premiums paid by the Corporation to the Insurer, less any indebtedness of the Corporation to the Insurer on the Policy.

(b) Termination of Agreement--In the event of the termination of this Agreement, the Corporation shall be entitled to receive an amount equal to the total premiums paid by it on the Policy as of the date of the termination of the Agreement, less any indebtedness of the Corporation to the Insurer on the Policy.

(c) Should the event described in subparagraph (b) above occur prior to the cash surrender value of the Policy being equal to or greater than the total amount of the premiums paid by the Corporation to the Insurer, the Employee shall have no obligation to pay the Corporation the difference.

6. TERMINATION OF AGREEMENT. This Agreement shall terminate on the occurrence of any of the following events:

(a) Written notice given by the Employee to the Corporation;

(b) The termination of the Employee's services with the Corporation or the Bank, voluntarily by the Employee, other than because of retirement after age 55 or disability (as defined below), or involuntarily "for Cause". "Termination for Cause" shall be defined in any employment agreement between the Employee and the Corporation and/or the Bank or, in the absence of such an agreement, shall mean the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform material stated duties, or willful violation of any criminal law (other than traffic violations or similar offenses) or of any final cease-and-desist order. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings bank industry in Massachusetts. The Employee's services will be considered to have terminated because of disability if the Employee qualifies for benefits under the long-term disability plan sponsored by the Corporation or the Bank that is applicable to the Employee at the time the Employee's services terminate. Notwithstanding the foregoing, this Agreement shall terminate in the event the Employee becomes employed by any significant competitor of the Bank. For this purpose, a "significant competitor" shall have the meaning specified in any employment agreement between the Employee and the Company and/or the Bank or, in the absence of a definition of such term in such agreement, shall mean any commercial bank, savings bank, cooperative bank or savings and loan association, or a holding company affiliate of any of the foregoing, which at the date of its employment of the Employee, has total consolidated assets, or a loan servicing portfolio, of $100 million or more, and one or more banking offices in Massachusetts within 20 miles from the Bank's home office; or

(c) The later of the Employee's attainment of age 65 or the termination of the Employee's employment.

7. DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT. If this Agreement is terminated under any subsection of paragraph Six, the Employee shall have 30 days from the date of the event causing such termination in which to pay the Corporation an amount equal to that which is payable to the Corporation under subparagraph (b) of paragraph Five hereof. Upon payment of such amount to the Corporation the collateral assignment described under paragraph Four of this Agreement shall be terminated and the Employee shall be entitled to receive from the Corporation a release thereof. In the event the Employee does not pay the Corporation the amount that is due the Corporation upon termination of this Agreement within 30 days, as stated above, the Corporation may elect to keep the Policy in force and the Employee shall transfer the ownership of the Policy to the Corporation, upon written request.

8. INCLUDABLE INCOME. The Employee shall be responsible for all federal, state and local income and withholding taxes with respect to any amount includable in his gross income for income tax purposes as a result of the Agreement.

9. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The President or Treasurer of the Bank is hereby designated the "Named Fiduciary" until resignation or removal by the Corporation's Board of Directors. The Named Fiduciary shall be responsible for the management, control and administration of the Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

10. FUNDING. The funding policy for the Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

11. CLAIMS PROCEDURE. Claim forms or claim information as to the subject policy can be obtained by contacting: Kaeding, Ernst & Company, 21 McGrath Highway, Suite 503, Quincy Center, MA 02169.

(a) Claims Under the Policy--When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, he or she should contact the office or the person named above who will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the Named Fiduciary or other party or parties entitled to payment under the Policy and forwarded through the office or person named above.

In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial. Such notification will be made in writing within 90 days of the date the claim is received and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial as well as specific reference to the policy provisions upon which the denial is based. The Named Fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-period. If this occurs, the Named Fiduciary will be notified of the reasons for the delay as well as the anticipated length of the delay, in writing and through the office or person named above. If further information or other material is required, the Named Fiduciary will be so informed.

If the Named Fiduciary is dissatisfied with the denial of the claim or the amount paid, he or she has 60 days from the date he or she receives notice of a claim denial to file his or her objections to the action taken by the Insurer. If the Named Fiduciary wishes to contest a claim denial, he or she should notify the person or office named above who will assist in making inquiry to the insurer. All objections to the Insurer's actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

The Insurer will review the claim denial and render a decision on such objections. The Named Fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim request is received by the Insurer.

(b) Claims Under the Plan--Claims for any benefits due under the plan or the surrender of the Policy may be made in writing by the Corporation or the Corporation's designated beneficiary and Employee or his designated beneficiary, as the case may be, to the Named Fiduciary. In the event a claim for benefits is wholly or part denied or disputed, the Named Fiduciary shall, within a reasonable period of time after receipt of the claim, notify the Corporation or the designated beneficiary and Employee or his designated beneficiary, as the case may be, of such total or partial denial or dispute listing:

(a) The specific reason or reasons for the denial of dispute;

(b) Specific reference to pertinent plan provisions upon which the denial or dispute is based;

(c) A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and,

(d) An explanation of the plan's review procedure. Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the Named Fiduciary in a full and fair hearing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt for review.

12. LIABILITY OF LIFE INSURANCE COMPANY. It is understood by the parties hereto that in issuing policies of insurance pursuant to this agreement, the Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to the Policy, or as to the application of the proceeds of the Policy. Upon the death of the Employee, the Insurer shall be discharged from all liability on payment of the proceeds in accordance with the Policy provisions without regard to this Agreement or any amendment hereto.

13. AMENDMENTS. Amendments may be made to this Agreement by a writing signed by each of the parties and attached thereto. Additional policies of insurance on the life of the Employee may be purchased under this agreement by Amendment hereof.

14. AGREEMENT BINDING UPON PARTIES. This Agreement shall bind the Employee and the Corporation, their heirs, successors personal representative and assigns.

15. NO RIGHT TO EMPLOYMENT; GOVERNING LAW.

(a) No provision in this Agreement shall be construed to confer upon the Employee the right to be employed by the Corporation or the Bank, or to interfere in any way with the right and authority of the Corporation or the Bank either to increase or decrease the compensation of the Employee at any time, or to terminate any employment or other relationship between the Employee and the Corporation or the Bank.

(b) This Agreement is executed pursuant to and shall be governed by the laws of the Commonwealth of Massachusetts, but not including the choice of law rules thereof.

IN WITNESS WHEREOF, the parties have set their hands and seals, the Corporation by its duly authorized officer, on the day and year above written.


WITNESS                                              THE BOSTON BANCORP


/s/ Richard R. Laine                      By: /s/ David L. Smart
                                       Title: Treasurer


/s/ Richard R. Laine                        /s/ Joseph R. Catalano
                                                Employee

EXHIBIT "A"

SOUTHLAND LIFE INSURANCE COMPANY

Insured:  Joseph R. Catalano

Policy Number:  05-1915947

Face Amount:  $564,857

Received in Atlanta, Georgia this 22nd day of January 1992.

SOUTHLAND LIFE INSURANCE COMPANY

/s/ ILLEGIBLE___________________
Secretary